UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 30, 2004

QUINCY RESOURCES INC.
(Exact name of registrant as specified in charter)

Nevada	0 26709	98 0218264
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

309 Center Street, Hancock, MI	49930
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (906) 370 4695

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Effective January 30, 2004, Sellers & Andersen LLC, the auditors for the Registrant merged with Madsen and Associates to create a new entity being Madsen & Associates, CPA's Inc. The principal accountant for the Registrant, Mr. Rex Andersen, formerly of Sellers and Andersen LLC, now works with Madsen & Associates, CPA's Inc. Mr. Rex Andersen remains the principal accountant for the Registrant and has not resigned from this position nor has he been dismissed.

Effective January 30, 2004, the Board of Directors of the Registrant approved the change of auditors from Sellers and Andersen LLC to Madsen and Associates, CPA's Inc. with Mr. Rex Andersen remaining as the principal accountant for the Registrant.

The contact information for Madsen & Associates, CPA's Inc., effective February 16, 2004 is: Madsen & Associates, CPA's Inc., 684 East Vine Street, Suite 3, Murray, Utah, 84107, Tel: (801) 268-2632, Fax: (801) 262-3978.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired: Not Applicable.

(b) Pro forma financial information: Not Applicable.

(c) Exhibits: Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCY RESOURCES INC.

Date: January 30, 2004	By:	/s/ Daniel T. Farrell
Daniel T. Farrell
President and Chief Executive Officer